CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this registration statement of Pacific CMA, Inc. on Form S-3 of our report dated March 11, 2005, on our audits of the consolidated financial statements of Pacific CMA, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003, which report is included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2005. We also consent to the reference to our firm under the caption "Experts" in this registration statement.


/s/ BKD, LLP

Indianapolis, Indiana
August 29, 2005